UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On July 30, 2024, Ocean Capital LLC (“Ocean Capital”) issued a press release concerning the recent opinion and order and final judgment of the U.S. District Court for the District of Puerto Rico (the “Court”). A copy of the press release is attached hereto as Exhibit 1. Copies of the Court’s opinion and order and the final judgment are attached hereto as Exhibit 2 and Exhibit 3, respectively, and are available on Ocean Capital’s website, https://improveubsprfunds.com/. On that same day, Ocean Capital also made a social media post regarding its campaign on its LinkedIn page, https://linkedin.com/company/oceancapital-llc, a copy of which is attached hereto as Exhibit 4.

2

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (the “Fund”) (with respect to its 2021 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its 2021 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

3

Exhibit 1

Ocean Capital Provides Significant Updates on its
Campaigns for Change at Nine UBS Puerto Rico Closed-End Funds

Receives Favorable Ruling From U.S. District Court of Puerto Rico, Ordering PRITF I, PRITF VI and TFF I to Seat Ocean Capital’s Duly Elected Nominees

Continues to Win Shareholder Votes in Favor of its Nominees by Overwhelming Margins

Reiterates Commitment to Fighting for Shareholder Rights Regardless of Time or Cost

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--Ocean Capital LLC (collectively with its affiliates, “Ocean Capital” or “we”), a significant shareholder of various Puerto Rico closed-end bond funds (the “Funds”) that are managed or co-managed by UBS Asset Managers of Puerto Rico (“UBS”), today provided the following significant updates regarding its campaigns for change at nine Funds:1

1.	The U.S. District Court for the District of Puerto Rico (the “Court”) issued an opinion and order and final judgment ordering PRITF I, PRITF VI and TFF I to seat the duly elected directors nominated by Ocean Capital. The Court also denied the Funds’ request to stay seating Ocean Capital’s nominees as directors pending the Funds’ appeal.

2.	Rather than honor the Court’s order, the Funds instead filed an “emergency motion” for stay pending appeal, further delaying the time when the elected directors could obtain their rightful board seats. While the Court of Appeals entered an administrative stay, it also ordered a highly expedited schedule for briefing the merits of the Funds’ appeal, with oral argument scheduled for September 10, 2024. Ocean Capital is prepared to refute the Funds’ positions on their appeal and will continue to fight for the rights of shareholders regardless of time or cost.

3.	Ocean Capital continues to receive overwhelming shareholder support for its nominees at the Funds’ annual meetings. Based on a preliminary vote count, the majority of shareholders voted for Ocean Capital’s nominees at TFF I’s 2024 annual meeting held on July 18, 2024, by a margin of approximately 105:1.[2] Shareholders have voted by overwhelming margins for Ocean Capital’s nominees at nine annual meetings involving three of the Funds since March 2022. Despite this, these Funds continue to ignore the lawful shareholder votes that took place and refuse to seat the duly elected directors.

4.	Ocean Capital urges Popular Asset Management LLC (“Popular”) and UBS to answer pressing questions regarding Popular’s resignation as co-advisor to PRITF I. Popular and UBS have yet to acknowledge the results of the PRITF I 2023 annual meeting, held on April 18, 2024, which were overwhelmingly favorable to Ocean Capital’s proposal to terminate PRITF I’s management agreements with UBS and Popular.

W. Heath Hawk, managing member of Ocean Capital, commented:

“We are pleased that the Court has validated Ocean Capital’s counterclaims and the lawful shareholder votes that took place at PRITF I, PRITF VI and TFF I. Despite being ordered by the Court to seat the duly elected directors, we are disappointed that the Funds have instead chosen to file an ‘emergency’ motion for stay pending appeal, falsely asserting that the Funds face ‘imminent and irreparable harm’ with the seating of any new directors.

[1]	The nine Funds include: Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”), Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (“Fund II”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”), Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”), Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), Puerto Rico Residents Tax-Free Fund, Inc. (“PRITF I”), Puerto Rico Residents Tax-Free Fund IV, Inc (“PRITF IV”), Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRITF VI”) and Tax-Free Fund for Puerto Rico Residents (“TFF I”).

[2]	The margin of victory for TFF I’s 2024 Annual Meeting is based on preliminary vote tallies provided by Broadridge Financial Solutions, Inc.

This is clearly yet another desperate attempt by the Funds to continue to evade the will of shareholders by spending even more shareholder capital to drag out this costly litigation. We estimate that the Funds have collectively already spent many millions of dollars on external advisors to fight Ocean Capital and other investors – and it is clear from this most recent maneuver that the Funds’ entrenched directors are intent on allowing that figure to grow.

Further, we remind our fellow shareholders that Popular Asset Management resigned as manager of PRITF I, effective in mid-June. This disclosure lacked any detail about the resignation, and the Funds have refused to provide any follow-up information regarding management of the fund. We urge the Funds to immediately respond to the questions we posed in our May 16th press release, and in follow-on correspondence.

Let it be known that if the entrenched directors continue to refuse to honor the Court’s order, Ocean Capital will hold each and every one of them personally responsible for the prolonged damage they have caused and are continuing to cause to shareholders. We will continue to fight for the will of shareholders – no matter how much time it takes or how much it costs.”

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VOTE “FOR” OCEAN CAPITAL’S HIGHLY QUALIFIED DIRECTOR CANDIDATES ON THE BLUE PROXY CARD TODAY.

IF YOU ARE A FUND ADVISOR WITH CLIENTS WHO WISH TO EXERCISE THEIR RIGHT FOR CHANGE BY VOTING THE BLUE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR, SODALI & CO, AT (203) 658-9400 OR (800) 662-5200, OR VIA E-MAIL AT OCEAN@INVESTOR.MORROWSODALI.COM.

VISIT WWW.IMPROVEUBSPRFUNDS.COM TO LEARN MORE ABOUT OCEAN CAPITAL’S CAMPAIGNS FOR VALUE-ENHANCING CHANGE AT THE FUNDS.

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Fund I, Fund II (with respect to both its 2022 Annual Meeting and its 2024 Annual Meeting), Fund III, Fund IV (with respect to both its 2021 Annual Meeting and its 2024 Annual Meeting), Fund V and PRITF IV:

Ocean Capital and the other participants in each solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of each listed Fund for its respective upcoming annual meeting(s) of shareholders. All shareholders of each respective Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the applicable solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the applicable definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Contacts

Sodali & Co
Mike Verrechia / Bill Dooley, 800-662-5200
ocean@investor.morrowsodali.com

OR

Longacre Square Partners
Charlotte Kiaie / Bela Kirpalani, 646-386-0091
ckiaie@longacresquare.com / bkirpalani@longacresquare.com

Exhibit 2

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF PUERTO RICO

Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc., et al., Plaintiffs, v. Ocean Capital LLC, et al., Defendants.	Civil No. 22-1101(GMM)
Ocean Capital LLC, Counterclaim Plaintiff, v. Puerto Rico Residents Tax-Free Fund, Inc., Puerto Rico Residents Tax-Free Fund VI, Inc. and Tax-Free Fund for Puerto Rico Residents, Inc., Affected Funds.

OPINION AND ORDER

Before the Court is the Honorable United States Magistrate Judge Giselle Lopez-Soler’s (“the Magistrate Judge”) May 13, 2024, Report and Recommendation (“R&R”) and June 14, 2024, Report and Recommendation (“Second R&R”). (Docket Nos. 218; 226). In the R&R, the Magistrate Judge addressed motions related to Co-Defendant Ocean Capital LLC’s (“Ocean Capital”) Ocean Capital LLC’s Answer and Amended Counterclaims to Plaintiffs’ First Amended Complaint (“Amended Counterclaim”) against Puerto Rico Residents Tax-Free Fund, Inc. (“PRRTFF I”), Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRRTFF VI”) and Tax-Free Fund for Puerto Rico Residents (“TFF”) (collectively, “Affected Funds”); and Plaintiff Investment Funds’1 (collectively, “Plaintiffs”) Plaintiffs’ Memorandum of Law in Support of their Motion for Entry of Rule 54(b) Final Judgment and Stay Pending Appeal, and in Opposition to Ocean Capital LLC’s Motion for Clarification and Amendment of Judgment) (“Motion for Final Judgment and Stay”). (Docket Nos. 168; 169; 202). In her Second R&R, the Magistrate Judge recommended that the Court find moot Plaintiffs’ Motion to Dismiss or, in the alternative, Stay Ocean Capital LLC’s Amended Counterclaims (“Motion to Dismiss or Stay Counterclaim”) filed at Docket No. 171. (Docket No. 226).

For the following reasons, the Court ADOPTS IN PART the R&R at Docket No. 218. As such, the Court ENTERS JUDGMENT in favor of Ocean Capital on the Amended Counterclaim. (Docket No. 168). The Court, however, DENIES Plaintiffs’ Motion for Final Judgment and Stay. (Docket No. 202). In accord with these determinations, the Court finds MOOT Ocean Capital LLC’s Motion for Statutory Injunction under 14 L.P.R.A. § 3655 and Request for Hearing (“Motion for Statutory Injunction”) (Docket No. 169); finds MOOT Ocean Capital LLC’s Motion for Expedited Hearing or Expedited Treatment of Counterclaims and Related Motions (Referred to Magistrate Judge López-Soler per Court Order dated October 26, 2023) (“Motion for Expedited Treatment”) (Docket No. 206); and finds MOOT Ocean Capital LLC and Affiliated Defendants’ Motion for Leave to File Reply in Support of Objections (Docket No. 223). The Court also ADOPTS in FULL the Second R&R and finds MOOT Plaintiffs’ Motion to Dismiss or Stay Counterclaim (Docket No. 171).

[1]	Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”), Tax-Free Fixed Income Fund II for Puerto Rico Residents, Inc. (“Fund II”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”), Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”), Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), Puerto Rico Residents Tax-Free Fund, Inc. (“PRRTFF I”), Puerto Rico Residents Tax-Free Fund IV, Inc (“PRRTFF IV”), Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRRTFF VI”) and Tax-Free Fund for Puerto Rico Residents (“TFF”). (Collectively, “Plaintiffs”)

Civil No. 22-1101(GMM)
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I. BACKGROUND

On February 28, 2022, Plaintiffs, nine close-end investment funds (“Plaintiffs”), brought the instant action asserting violations of the Securities Exchange Act of 1934 (“Exchange Act”) against Defendants.2 (Docket No. 1) (“Complaint”). On January 5, 2023, Plaintiffs filed the First Amended Complaint for Violations of the Federal Securities Laws (“Amended Complaint”). They allege that Defendants violated Sections 13(d), 14(a), and 20(a) of the Exchange Act and applicable Securities and Exchange Commission regulations. (Docket No. 111).

On January 1, 2023, PRCE Management LLC (“PRCE”), William Heath Hawk, Benjamin T. Eiler, Vasileios A. Sfyris, José R. Izquierdo II, Brent D. Rosenthal, Roxana Cruz-Rivera, Ethan Danial, and Mojdeh L. Khaghan (collectively, “Affiliated Defendants”) and Ocean Capital, filed their respective motions to dismiss. (Docket Nos. 122; 123). As relevant here, the Magistrate Judge evaluated these motions and recommended that disclosures of Exchange Act Section 13(d) allegations are sufficient to moot Section 13(d) causes of action. (Docket No. 187 at 14). The Court adopted the Magistrate Judge’s recommendation and dismissed the Amended Complaint on September 8, 2023. (Docket No. 195). On September 13, 2023, the Court entered a Partial Judgment “DISMISSING Plaintiffs’ claims at Docket No. 111.” (Docket No. 200).

On April 4, 2023, Ocean Capital filed the Amended Counterclaim against Affected Funds. (Docket No. 168). Therein, Ocean Capital asked the Court to enter a declaratory judgment validating the election of individuals nominated by Ocean Capital, namely José R. Izquierdo II (“Izquierdo”), Brent D. Rosenthal (“Rosenthal”), and Ethan Danial (“Danial”) (collectively “Ocean Capital Nominees”), to one or more of the Affected Funds’ respective boards of directors.3 (Id. at 60-62). Additionally, Ocean Capital asked the Court to enter a statutory injunction pursuant to Article 7.15 of the Puerto Rico General Corporations Law, 14 L.P.R.A. § 3655 (“Section 3655”). It required the Affected Funds to seat the elected Ocean Capital Nominees to their respective boards of directors. (Id.). This request was reiterated in Ocean Capital’s April 14, 2023 Motion for Statutory Injunction, which the Court referred to the Magistrate Judge on April 17, 2023. (Docket Nos. 169; 170).

The Affected Funds filed their Motion to Dismiss or Stay Counterclaim on April 18, 2023. They argue that the Amended Counterclaim is unripe, given that to obtain the sought relief, Ocean Capital would need to demonstrate that the election of the Ocean Capital Nominees to the Affected Funds’ boards was done in accord with federal securities law. See (Docket No. 171 at 6). As such, Plaintiffs asked the Court to dismiss without prejudice or, in the alternative, stay the Amended Counterclaim pending resolution of Plaintiffs’ federal securities claims in the Amended Complaint. See (id. at 7).

On September 22, 2023, Plaintiffs filed their Motion for Final Judgment and Stay. (Docket No. 202). They request that the Court either: (1) enter a Rule 54(b) final judgment on the Court’s dismissal of Plaintiffs’ federal securities claims and stay further proceedings pending Plaintiffs’ appeal of that judgment; or (2) enter a judgment on the Amended Counterclaim in Ocean Capital’s favor and then stay the effect of that judgment pending Plaintiffs’ appeal. See (id. at 7).

[2]	Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II, Brent D. Rosenthal, Roxana Cruz-Rivera, Ethan Danial, Mojdeh L. Khagan, PRCE Management LLC (“PRCE”), Benjamin T. Eiler, Vasileios A. Sfyris, Francisco González, Gustavo Nevárez Torres, Alejandro Acosta Rivera, Honne II, LP, Meir Hurwitz, Mario J. Montalvo, José M. Pérez-Gutiérrez, RAD Investments, LLC, 2 Sanzam Investments LLC, Juan E. Soto Alvarado, Sandra Calderón, The Estate of José Hidalgo, and Avraham Zeines (collectively, “Defendants”).
[3]	Specifically, Ocean Capital asked the Court to enter declaratory judgments validating the election of (1) Izquierdo and Rosenthal to PRRTFF I’s Board of Directors; (2) Izquierdo and Rosenthal to PRRTFF IV’s Board of Directors; and (3) Danial, Izquierdo, and Rosenthal to TFF I’s Board of Directors. (Docket No. 168 at 60-62).

Civil No. 22-1101(GMM)
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On October 6, 2023, Co-Defendants Ocean Capital and the Affiliated Defendants filed Ocean Capital LLC’s and Affiliated Defendants’ Opposition to Plaintiffs’ Motion for Entry of Rule 54(b) Final Judgment and Stay Pending Appeal (“Opposition to Motion for Final Judgment and Stay”). (Docket No. 203). Ocean Capital and the Affiliated Defendants asked the Court to: (1) enter judgment in their favor on the Amended Counterclaim in accordance with the alternative request made by Plaintiffs in their Motion for Final Judgment and Stay; and (2) decline to grant Plaintiffs their requested stay. (Id.). On October 26, 2023, the Court referred the Counterclaim and the Motion to Dismiss or Stay Counterclaim and related motions to the Magistrate Judge. (Docket No. 205). On October 30, 2023, Ocean Capital filed its Motion for Expedited Treatment. (Docket No. 206).

On November 1, 2023, Plaintiffs filed Plaintiffs’ Reply in Further Support of their Motion for Entry of Rule 54(b) Final Judgment and Stay Pending Appeal (“Reply to Motion for Final Judgment and Stay”). (Docket No. 208). There, they reiterate their assent to the Court’s entering of an order in Ocean Capital’s favor on the Amended Counterclaim. (Id.). Plaintiffs also stress that a stay of the case pending appeal is critical, given the risk that Ocean Capital Nominees, who were allegedly improperly elected to the Affected Funds’ boards of directors, could, if allowed to be seated in accord with the Amended Counterclaim, take actions affecting Plaintiffs’ interests that would be challenging to reverse. (Id.).

On November 3, 2023, Plaintiffs filed Plaintiffs’ Response to Ocean Capital LLC’s Motion for Expedited Hearing or Expedited Treatment of Counterclaims (“Response to Motion for Expedited Treatment”). (Docket No. 209). Plaintiffs concur with Ocean Capital’s request that the Amended Counterclaim be “resolved expeditiously” and recommend that the Court grant their Motion for Final Judgment and Stay at Docket No. 202. (Id.). Plaintiffs provided a proposed order to that effect. (Docket No. 209-1).

On May 13, 2024, the Magistrate Judge issued the R&R. (Docket No. 218). The Magistrate Judge held that “[b]ecause both Plaintiffs and Ocean Capital and the Affiliated Defendants consent for Judgment to be entered granting Ocean Capital’s counterclaims at Docket No. 168 (see Docket No. 208), the only remaining portion of Plaintiffs’ motion is whether the Court should stay the effect of the Judgment pending appeal of the dismissal of Plaintiffs’ securities claims.” (Id. at 3). The Magistrate Judge then recommended that the Court grant Plaintiffs’ Motion for Final Judgment and Stay at Docket No. 202 and issue a judgment on Ocean Capital’s Amended Counterclaim consistent with Plaintiffs’ proposed order at Docket No. 209-1. (Id.).

Civil No. 22-1101(GMM)
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On May 24, 2024, Ocean Capital and the Affiliated Defendants filed Ocean Capital LLC and Affiliated Defendants’ Objections to Report and Recommendation (“Objection”). (Docket No. 221). Therein, Ocean Capital and the Affiliated Defendants state that the Magistrate Judge was correct in recommending the entry of a statutory injunction and a final judgment in its favor on the Amended Counterclaim. (Id. at 7). However, the Objection argues that the Magistrate Judge erred in recommending that the Court grant a stay, given that Plaintiffs failed to demonstrate that they would be likely to succeed on the merits on appeal. (Id.). Moreover, the Objection contends that a stay would undermine the Courts entering of a judgment on the Amended Counterclaim, by denying Ocean Capital and other shareholders of any remedy pending potentially lengthy appeal proceedings. (Id.). As such, Ocean Capital and the Affiliated Defendants ask this Court to reject the stay and enter judgment in Ocean Capital’s favor on all claims and counterclaims. (Id.). Alternatively, if the Court feels inclined to adopt the Magistrate Judge’s R&R at Docket No. 218, Ocean Capital and the Affiliated Defendants ask the Court to either celebrate an oral argument on its objections or “[a]t an absolute minimum. . .narrowly tailor a stay to a short time - Ocean Capital suggests 60 days - within which the Funds should request a stay from the First Circuit.” (Id. at 8).

On June 7, 2024, Plaintiffs filed Plaintiffs’ Response to Defendants’ Objections to Report and Recommendation (“Reply to Objection”). (Docket No. 222). On June 10, 2024, Ocean Capital LLC and Affiliated Defendants’ Motion for Leave to File Reply in Support of Objections was filed. (Docket No. 223). Plaintiffs responded on June 11, 2024 with Plaintiffs’ Response to Ocean Capital LLC and Affiliated Defendants’ Motion for Leave to File Reply in Support of Objections. (Docket No. 224). On June 14, 2024, Ocean Capital LLC and Affiliated Defendants’ Motion for Leave to Submit Supplemental Authority was filed and granted by the Court. (Docket Nos. 225; 227). Also on June 14, 2024, Ocean Capital LLC and Affiliated Defendants’ Notice of Supplemental Authority was filed, informing the Court that the United States Supreme Court’s recent decision in Starbucks Corp. v. McKinney supported their position in the Objection. (Docket No. 228).

On June 14, 2024, the Magistrate Judge filed the Second R&R recommending that the Court deem moot the Motion to Dismiss or Stay Counterclaim. (Docket No. 226). No timely objection was filed.

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II. LEGAL STANDARD

“In ruling on a motion for a stay pending appeal, we consider (1) [w]hether the stay applicant has made a strong showing that it is likely to succeed on the merits, (2) whether the applicant will be irreparably injured absent a stay, (3) whether [the] issuance of the stay will substantially injure the other parties interested in the proceeding, and (4) where the public interest lies.” Dist. 4 Lodge of the Intl Assn of Machinists & Aerospace Workers Loc. Lodge 207 v. Raimondo, 18 F.4th 38, 42 (1st Cir. 2021) (internal citations and quotations omitted); see also Nken v. Holder, 556 U.S. 418, 426 (2009); Hilton v. Braunskill, 481 U.S. 770, 776 (1987); Bos. Parent Coal. for Acad. Excellence Corp. v. Sch. Comm. of City of Bos., 996 F.3d 37, 44 (1st Cir. 2021); Common Cause R.I. v. Gorbea, 970 F.3d 11, 14 (1st Cir. 2020); In re Fin. Oversight & Mgmt. Bd. for Puerto Rico, 588 F.Supp.3d 191, 200 (D.P.R. 2022).

“The first two factors ‘are the most critical.’” Common Cause R.I., 970 F.3d at 14 (quoting Nken, 556 U.S. at 426). “It is not enough that the chance of success on the merits be ‘better than negligible.’. . .By the same token, simply showing some ‘possibility of irreparable injury,’. . .fails to satisfy the second factor.” In re Fin. Oversight & Mgmt. Bd. for Puerto Rico, 588 F. Supp. 3d 191, 200 (D.P.R. 2022) (quoting Nken, 556 U.S. at 434-35). But “’[t]he sine qua non [of the applicable standard] is whether the [movants] are likely to succeed on the merits.’” Acevedo–García v. Vera–Monroig, 296 F.3d 13, 16 (1st Cir. 2002) (quoting Weaver v. Henderson, 984 F.2d 11, 12 (1st Cir. 1993)); see also In re Fin. Oversight & Mgmt. Bd. for Puerto Rico, 588 F.Supp.3d at 200.

Ultimately, the grant of a stay is a decision left to judicial discretion and “[t]he traditional stay factors contemplate individualized judgments in each case.” Hilton, 481 U.S. at 777. “The party requesting a stay bears the burden of showing that the circumstances justify an exercise of that discretion.” Nken, 556 U.S. at 433-34.

III. DISCUSSION

A.	Standard of Review of the Magistrate Judge’s R&R

A federal district court may refer civil actions or proceedings to a magistrate judge for a report and recommendation. See 28 U.S.C. § 636(b)(1)(B); Fed. R. Civ. P. 72(b); Local Civ. R. 72. Adversely impacted parties may “serve and file specific written objections to the proposed findings and recommendations” within fourteen days of receipt of a magistrate judge’s report and recommendation. 28 U.S.C. § 636(b)(1)(C). “Absent objection,. . .[a] district court ha[s] a right to assume that [the affected party] agree[s] to the magistrate’s recommendation.” Barreto-Rivera v. United States, 887 F.Supp.2d 347, 351 (D.P.R. 2012) (quoting Templeman v. Chris Craft Corp., 770 F.2d 245, 247 (1st Cir.1985)). “Failure to raise objections to the Report and Recommendation waives that party’s right to review in the district court and those claims not preserved by such objections are precluded upon appeal.” Davet v. Maccarone, 973 F.2d 22, 30–31 (1st Cir. 1992). Here, Ocean Capital and the Affiliated Defendants timely filed their Objection to the R&R on May 24, 2024. (Docket No. 221). However, no objections were filed against the Second R&R.

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Upon receipt of a timely objection, a Court reviews de novo the proposed findings or recommendations to which specific objections were made. See Bonefont–Igaravidez v. International Shipping Corp., 659 F.3d 120 (1st Cir.2011); United States v. Valencia-Copete, 792 F.2d 4 (1st Cir. 1986); Hall v. Centro Cardiovascular de Puerto Rico y del Caribe, 899 F.Supp.2d 106, 109 (D.P.R. 2012); United States v. De La Cruz-Arias, 444 F.Supp.3d 315, 316 (D.P.R. 2020)(quoting Ramos-Echevarría v. Pichis, Inc., 698 F.Supp.2d. 262, 264 (D.P.R. 2010))(“A party that files a timely objection is entitled to a de novo determination of those portions of the report or specified proposed findings or recommendations to which specific objection is made.” (internal quotations omitted)). In reviewing a magistrate judge’s recommendations, a Court may “accept, reject, or modify, in whole or in part, the findings or recommendations made by the magistrate judge.” 28 U.S.C. § 636(a)(b)(1)(C); see also Álamo Rodríguez v. Pfizer Pharmaceuticals, Inc., 286 F.Supp.2d 144, 146 (D.P.R. 2003). Moreover, a Court may accept any portion of a magistrate judge’s report and recommendation on which no objections were raised. See Hernández-Mejías v. General Elec., 428 F.Supp.2d 4, 6 (D.P.R. 2005).

B.	This Court’s review of the Magistrate Judge’s R&R and the Second R&R

First, given that no timely objection was filed in response to the Second R&R, the Court ADOPTS as unopposed the Magistrate Judge’s determination that the Motion to Dismiss or Stay Counterclaim is MOOT. See (Docket Nos. 171; 226); see also Padilla-Gomez v. Comm’r of Soc. Sec., 88 F.Supp.3d 14, 17 (D.P.R. 2015) (quoting Santiago v. Canon U.S.A., Inc., 138 F.3d 1, 4 (1st Cir. 1998)) (“a party’s failure to assert a specific objection to a report and recommendation irretrievably waives any right to review by the district court and the court of appeals.”).

As to the R&R, after completing its independent review of the record, the R&R; Ocean Capital and the Affiliated Defendants’ objections to the R&R; and Plaintiffs’ Reply to Objection, the Court, as outlined below, ADOPTS IN PART the Magistrate Judge’s determinations in the R&R. As an initial matter, Parties and the Magistrate Judge agree that a judgment should be entered granting Ocean Capital’s Amended Counterclaim at Docket No. 168. See e.g. (Docket Nos. 202; 208; 209; 218; 221). Thus, finding no objection to this portion of the Magistrate Judge’s R&R, the Court enters a judgment in favor of Ocean Capital on its Amended Counterclaim, rendering: (1) declaratory judgments validating the election of certain Ocean Capital nominees to the Affected Funds’ boards of directors; and (2) statutory injunctions directing Affected Funds to seat the Ocean Capital Nominees as duly elected directors. As such, the only matter pending de novo review by this Court, is whether to adopt the Magistrate Judge’s recommendation to grant Plaintiffs’ request for a stay pending appeal.

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1.	Likelihood of success or serious legal question on the merits on appeal

In Plaintiffs’ Motion for Final Judgment and Stay, they contend that a party seeking a stay pending appeal need not persuade the court that a decision is likely to be reversed on the merits but rather can justify a stay by raising a serious legal question. (Docket No. 202 at 19). Plaintiffs contend that such a significant legal query exists in this case, to wit, whether their Section 13(d) claims were mooted by Defendants’ disclosure of the Complaint and Amended Complaint in Defendants’ proxy filings. (Docket Nos. 202 at 13, 19-20; 187 at 16). Specifically, Plaintiffs note that the First Circuit, in General Aircraft Corp. v. Lampert,4 held that an incomplete and or misleading Schedule 13(d) filing without correction and amplification irreparably harmed stockholders. (Docket No. 202 at 20). Whether or not such irreparable harm is cured by subsequent proxy filing disclosures, according to Plaintiffs, is a serious legal question that merits a stay pending appellate resolution. (Id. at 19). Ultimately, the Motion for Final Judgment and Stay stresses that failure to grant a stay would significantly reduce Plaintiffs’ ability to secure meaningful review on appeal. (Id.).

The Magistrate Judge avers that she is “unconvinced” by the merits of Plaintiffs’ arguments but finds that Plaintiff’s claim presents a serious legal question that the First Circuit has not resolved. (Docket No. 218 at 6). Thus, the Magistrate Judge, citing Providence J. Co. v. Fed. Bureau of Invest.,5 concludes that “[b]earing in mind that a stay is favored when there is a serious legal question on appeal, this factor weighs in favor of the stay pending appeal.” (Id.).

In their Objection, Ocean Capital and Affiliated Defendants, highlight that the R&R did not conclude that Plaintiffs were likely to succeed on the merits of their arguments on appeal. (Docket No. 221 at 16). Rather, the Objection argues that the R&R incorrectly relied on its identification of a serious legal question to justify its finding that this factor weighed in favor of entering a stay. (Id. at 9, 16-19).

The Court finds Ocean Capital and Affiliated Defendants’ argument to be persuasive. The R&R interprets the First Circuit’s opinion in Providence J. Co. as holding that “a stay is favored when serious legal questions are present” on appeal, even when appellants have not made a strong showing that they are likely to succeed on the merits. (Docket No. 218 at 6). However, the standard communicated in Providence J. Co. only stated that there were instances in which appellants seeking a stay did not need to show that their appeals possessed absolute merit. See Providence J. Co., 595 F.2d at 890. Such instances could arise when appellants demonstrated that their appeals had “potential merit,” presented a serious legal question, and “denial of a stay will utterly destroy the status quo, irreparably harming appellants, but the granting of a stay will cause relatively slight harm to appellee.” Id. (citing Washington Metropolitan Area Transit Commission v. Holiday Tours, 182 U.S.App.D.C. 220, 559 F.2d 841 (1977)); see also Hing Cheung Wong v. I.N.S., 980 F.2d 721 (1st Cir. 1992) (citing Cintron-Garcia v. Romero-Barcelo, 671 F.2d 1, 4 n.2 (1st Cir. 1982) (an appellant need not show a substantial probability of success “in the unusual case. . ..where the harm to plaintiffs is particularly severe and disproportionate.”).6

[4]	556 F.2d 90 (1st Cir. 1977).
[5]	595 F.2d 889, 890 (1st Cir. 1979).
[6]	In their Reply to Objection, Plaintiffs reiterated their argument that “[t]o demonstrate likelihood of success on appeal. . .the appeal need only ‘raise serious and difficult questions of law in an area where the law is somewhat unclear.” (Docket No. 222 at 14) (internal citations omitted). Courts may consider the existence of a “serious legal question” in ruling on a motion to stay pending appeal. The Court, reading the cases cited by Plaintiffs in the Reply to Objection, concludes that such a finding does not absolve a movant from demonstrating that their legal argument has merit on appeal and that a stay is strongly supported by the other factors under consideration. See Alabama Ass’n of Realtors v. Dep’t of Health & Hum. Servs., 594 U.S. 758, 761-62 (2021) (finding a movant need not demonstrate a substantial likelihood of success on the merits where they: (1) supported a finding of a serious legal question on the merits by citing conflicting circuit court rulings on a key legal question; and; (2) made a “sufficiently strong showing as to the remaining stay factors”); Citigroup Glob. Mkts., Inc. v. VCG Special Opportunities Master Fund Ltd., 598 F.3d 30, 37 (2d Cir. 2010)(“a ’serious questions’ showing necessarily requires more than that the chances for success [on the merits] are only ‘better than negligible’”); Leiva-Perez v. Holder, 640 F.3d 962, 968 (9th Cir. 2011) (“Regardless of how one expresses the requirement, the idea is that in order to justify a stay, a petitioner must show, at a minimum, that she has a substantial case for relief on the merits.”).

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Moreover, the Supreme Court’s recent holding in Starbucks Corp. v. McKinney reiterated the traditional test for a preliminary injunction, which mirrors that for a stay, requires a finding of likely success on the merits. See Starbucks Corp. v. McKinney, 144 S. Ct. 1570, 1576 (2024). First, “the applicable standard for evaluating requests for stays. . .is the four-part algorithm used for preliminary injunctions.” Arevalo v. Ashcroft, 344 F.3d 1, 9 (1st Cir. 2003). In Starbucks Corp., the Supreme Court emphasized that “absent clear [statutory] command,” Courts should adhere to the “several hundred years of history” in applying the four-factor test which requires a finding that a party is “likely to succeed on the merits.” Starbucks Corp., 144 S. Ct. at 1576. Thus, here, the Court concludes that a required finding that an appellant is likely to win on its appeal’s merits is still essential and is only softened in limited instances in which the Court also identifies a serious legal question and determines that the harm incurred by appellants is unusually severe.

In the instant case, Ocean Capital and the Affiliated Defendants did not object to the Magistrate Judge’s averment that she found the merits of Plaintiffs’ appeal to be unconvincing. As such, the Court adopts as unopposed the Magistrate Judge’s determination that Plaintiffs failed to demonstrate a substantial likelihood that they would succeed on appeal. Despite this finding, the R&R concluded that a stay was justified given the conclusion that Plaintiffs’ appeal had potential merit and raised a serious legal question. However, those findings alone, without a determination that denying a stay would cause Plaintiffs substantial harm that greatly outweighs any injury that a stay would inflict upon Ocean Capital and the Affiliated Defendants, are insufficient to justify a stay pending appeal. Thus, the Court next considers the hardships that a grant or denial of a stay would pose to the Parties and the public, to ascertain whether the Magistrate Judge’s findings regarding the merits and legal significance of Plaintiffs appeal justify the imposition of a stay.

2.	Irreparable Harm

Plaintiffs contend that “[a] shareholder’s right to an informed vote is fundamental, and it is binding law in the First Circuit that deprivation of that right amounts to irreparable harm.” (Docket No. 202 at 20). As such, according to Plaintiffs, allowing Ocean Capital Nominees, supposedly elected based on misleading information, to be seated on Affected Funds’ boards of directors, would constitute irreparable harm. (Id.). While Plaintiffs concede that “the Counterclaims only seek board seats comprising a board minority at each of the [Affected] Funds,” they stress that “Ocean Capital has already demanded that. . .PRRTFF I seat two additional nominees, on the basis of proxies solicited through materially false and misleading information. . .[and through] subsequent elections—currently scheduled for November 2, 2023. . .Ocean Capital could potentially obtain a majority of directors at [PRRTFF VI and TFF I] on the basis of these same materially false and misleading proxy statements.” (Id. at 22). Critically, Plaintiffs allege that while they await a ruling on appeal potentially invalidating Ocean Capital Nominees’ elections, Ocean Capital Nominees could take “a variety of corporate actions that would be difficult—if not impossible—to unwind, including share repurchases or even liquidation.” (Id. at 21).

Contrariwise, Ocean Capital and the Affiliated Defendants argue that the seating of newly elected directors, even those who might alter the fund’s management, or a loss of control of a board of directors, are insufficient changes to support a finding of irreparable harm. (Docket No. 203 at 15). Moreover, Ocean Capital and the Affiliated Defendants stressed that to establish irreparable harm, Plaintiffs would need to identify an injury beyond compliance with the Court’s order to seat the validly elected Ocean Capital Nominees. (Id. at 16-17).

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The Magistrate Judge found Plaintiffs’ arguments to be persuasive. She noted that if the Ocean Capital Nominees were seated on the Affected Funds’ boards of directors, they could influence the decisions of those boards pertaining to important matters including the purchase and sale of assets; the Affected Funds’ restructuring; and or the Affected Funds’ potential liquidation. (Docket No. 218 at 7). Such decisions, the Magistrate Judge surmised, could disrupt the Affected Funds’ management and potentially cause the irreversible liquidation of the sames’ assets. (Id.).

In the Objection, Ocean Capital and the Affiliated Defendants challenged the Magistrate Judge’s determination and stressed that the irreparable harms alleged by Plaintiffs are nebulous and speculative, and thus are insufficient to support the Court’s issuance of a stay pending appeal. (Docket No. 221 at 22-23). Notably, Ocean Capital and the Affiliated Defendants allege that the elected Ocean Capital Nominees would lack the authority to liquidate the Affected Funds, since such an action requires a two-thirds shareholder vote. (Id. at 23). Furthermore, Ocean Capital and the Affiliated Defendants highlight that “the newly elected [Ocean Capital Nominee] directors’ involvement in the Funds’ management does not constitute irreparable harm any more than similar involvement by directors who have been voted out of office by wide margins (in some cases years ago), and yet continue to make and implement precisely these sorts of decisions.” (Id. at 221 at 24).

The Court agrees with the R&R to the extent that, if seated, the Ocean Capital Nominees could influence significant decisions of the Affected Funds’ boards of directors, pending this case’s review by the First Circuit. Moreover, the Magistrate Judge rightfully noted that Plaintiffs have presented evidence that the Ocean Capital Nominees have signaled their intention to take actions that would be challenging to undo, such as the implementation of a share repurchase program or alternatively, an attempt to liquidate the Affected Funds.

However, the Court also credits the Objection’s argument, that the predicted harm that Ocean Capital Nominees, if seated, could inflict on Plaintiffs, is speculative and overstated. Notably, Ocean Capital Nominees, on their own, lack the authority to liquidate the Affected Funds. See (Docket Nos. 221-4 at ¶ 15; 221-11 at 15; 221-12 at 12; 221-13 at 14). In fact, the Articles of Incorporation of PRTFF, PRTFF VI, and TFF all provide that major corporate actions including but not limited to a merger, a consolidation, “a sale, lease or exchange of all or substantially all of the assets of the Corporation,” and a liquidation or dissolution of the Corporation require either: (1) “a favorable vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock”; or (2) an “affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of capital stock of the Corporation” in cases where the action has been “approved, adopted or authorized by the affirmative vote of at least a two-thirds (2/3) of the total number of Directors fixed in accordance with the By-Laws of the Corporation.” See (Docket Nos. 221-11 at 15; 221-12 at 12; 221-13 at 14). Thus, while the Court accepts that the Ocean Capital Nominees, if seated, will likely impact the decisions made by the Affected Funds’ boards of directors, it is unclear that such decisions would irreversibly harm the Affected Funds in a manner that justifies the imposition of a stay.

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3.	Substantial Harm to Interested Parties

Plaintiffs allege that “[a] short delay to permit the Funds’ appeal does not materially harm Ocean Capital” and thus, this factor weighs in favor of granting Plaintiff’s stay request. (Docket No. 202 at 24). Conversely, Ocean Capital and the Affiliated Defendants aver that a stay would cause substantial harm by delaying the seating of the Affected Funds’ validly elected new directors, thus undermining shareholders’ right to select fund leadership. (Docket No. 203 at 19).

In the R&R, the Magistrate Judge acknowledged that a stay would delay the expedited relief sought by Ocean Capital and the Affiliated Defendants and thus cause them some hardship. (Docket No. 218 at 8). The Magistrate Judge, nevertheless, concluded that judicial economy and efficiency weighed in favor of staying the case pending appeal. (Id.). Moreover, the R&R stated that Ocean Capital and the Affiliated Defendants failed to argue that “the funds’ performance and governance could suffer harm on account of a stay.” (Id.).

In their Objection to the R&R, Ocean Capital and the Affiliated Defendants argue that a stay would not only delay the seating of the validly elected Ocean Capital Nominees but would also undermine the desires of the Affected Funds’ shareholders. (Docket No. 221 at 25). Such delay, according to Ocean Capital and the Affiliated Defendants, would prevent those newly elected directors from acting in accord with their promises to address the Affected Funds’ poor financial performance to the benefit of the Affected Funds’ shareholders. (Id.). The Objection argues that the Magistrate Judge failed to address the irreparable harm to Affected Funds’ shareholders “associated with the deprivation of their fundamental right to choose the directors who will oversee the Funds that they own.” (Id. at 26). Finally, Ocean Capital and the Affiliated Defendants highlight that the protracted delay in allowing the Ocean Capital Nominees to be seated during the terms for which they were elected to serve might even have the effect of “depriv[ing] the elected directors of the entirety of their elected terms. [Given that] [t]he average length of a First Circuit appeal. . .is 13.7 months.” (Id. at 26).

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The Court finds Ocean Capital and the Affiliated Defendants objections to the R&R to be persuasive. Critically, the Ocean Capital Nominees were elected to the Affected Funds’ boards of directors at least, in part, as a response to shareholder concerns about those Funds’ economic productivity under the incumbent board of directors. Thus, a stay would impose the same harm on Ocean Capital and the Affiliated Defendants as the denial of a stay would inflict on Plaintiffs: to wit, important decisions made by a potentially wrongfully seated board of directors. As such, the Court finds that this factor does not clearly weigh in favor in the issuance of a stay.

4.	Public Interest

Finally, Plaintiffs argue that “[p]ermitting the validation of election results on the basis of proxies solicited in violation of the federal securities laws does not serve the public interest.” (Docket No. 202 at 24). Notably, Plaintiffs stress that the purpose of the Exchange Act and federal securities regulations are to ensure that securities markets are honest and transparent to promote investor confidence. (Id.). Moreover, Plaintiffs aver that a stay is in the interest of judicial efficiency and preservation of limited court resources. (Id. at 24-25).

Ocean Capital and the Affiliated Defendants, on the other hand, argue that a stay delaying the seating of the validly elected Ocean Capital Nominees is contrary to the public interest and “risks weakening or even effectively nullifying the value of the shareholder franchise.” (Docket No. 203 at 20) (quoting Immunomedics, Inc. v. Venbio Select Advisory LLC, Civil No. 17-176 (LPS), 2017 WL 822800, at *3 (D. Del. Mar. 2, 2017)). Ocean Capital and the Affiliated Defendants aver that a stay would also go against the Commonwealth’s interest in the efficient management of Section 3655 actions. (Id.). Additionally, the Opposition to Motion for Final Judgment and Stay challenges the argument that a stay would promote judicial efficiency, emphasizing that Plaintiffs had already conceded that the Court should enter a judgment for Ocean Capital on the Counterclaim and a stay would merely delay effectuating shareholders’ desires. (Id. at 20-21).

The R&R, concludes that a stay in this case would not harm the public interest, finding that “Ocean Capital agrees that the ‘public interest’ prong does not implicate the public interest and is, at best, neutral.” (Docket No. 218 at 8). However, the Objection reiterates that “a stay that permits the Funds to continue to deny landslide election results harms the Quorum Funds’ shareholders’ sacrosanct voting rights” which weighs against the public’s interest in the management of publicly traded funds. (Docket No. 221 at 28). Moreover, Ocean Capital and the Affiliated Defendants again emphasize that a stay would undermine Section 3655 policy which centers the public’s interest in efficiently managing this type of proceeding to prevent paralyzing public corporations. (Id.).

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The Court here agrees with the Magistrate Judge’s averment that the Affected Funds’ boards of directors “[are] of exclusive pertinence to its shareholders.” (Docket No. 218 at 8). Accordingly, the issuance of a stay in the present case, which would have the effect of temporarily maintaining the incumbent board of directors, poses no direct harm to the interests of the public at large.

5.	Weighing the stay factors

Having accepted the Magistrate Judge’s finding that Plaintiffs at most presented an appeal that possessed potential merit and raised a serious legal question, a stay in the present case is only justified if the Court finds that Plaintiffs have presented the unusual case where denying the stay would cause Plaintiffs to incur severe harm that is significantly disproportionate to any harm that Ocean Capital and the Affiliated Defendants would suffer should the requested stay be granted.

Here, a stay would effectively impact the composition of the Affected Funds’ boards of directors pending appeal. The composition of those boards would relatedly impact the management and administration of those Funds. If the Court were to enter a stay, Ocean Capital and the Affiliated Defendants would suffer the harm of being bound to the decisions of the incumbent boards of directors. If the Court were not to enter a stay, Plaintiffs would be subject to the decisions of the new boards of directors which include the Ocean Capital Nominees. The projected harms in both cases are proportional. Thus, the Court finds that Plaintiffs failed to meet their burden in demonstrating the requisite extraordinary and asymmetric harm necessary to compensate for Plaintiffs’ failure to demonstrate that its appeal was likely to succeed on the merits.

Ultimately, “[a] stay is an ‘intrusion into the ordinary processes of administration and judicial review’. . . [and while] [t]he parties and the public. . .[are] entitled to both careful review and a meaningful decision, [they] are also generally entitled to the prompt execution of orders that the legislature has made final.” Nken, 556 U.S. at 427 (quoting Virginia Petroleum Jobbers Assn. v. FPC, 259 F.2d 921, 925 (C.A.D.C.1958) (per curiam)). Accordingly, “[a] stay is not a matter of right, even if irreparable injury might otherwise result to the appellant.” Does 1-3 v. Mills, 39 F.4th 20, 25 (1st Cir. 2022) (internal quotations omitted); see also Nken, 556 U.S. at 427, Virginian Ry. Co. v. United States, 272 U.S. 658, 672 (1926). “What matters as to each party is not the raw amount of irreparable harm the party might conceivably suffer, but rather the risk of such harm in light of the party’s chance of success on the merits.” Puerto Rico Hosp. Supply, Inc. v. Bos. Sci. Corp., 426 F.3d 503, 507 (1st Cir. 2005) (citing Siemens Bldg. Techs., Inc. v. Div. of Asset Capital Mgmt., 439 Mass. 759, 791 N.E.2d 340, 343 (2003)). In the instant case, Plaintiff failed to demonstrate that it would suffer disproportionate and irreparable harm whilst waiting for a probable judgment in its favor on appeal. Thus, the Court declines to grant Plaintiffs’ requested stay.

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IV.	CONCLUSION

For the reasons stated above, the Court ADOPTS IN PART the R&R at Docket No. 218. As such, the Court ENTERS JUDGMENT in favor of Ocean Capital on the Amended Counterclaim. (Docket No. 168). The Court DENIES Plaintiffs’ Motion for Final Judgment and Stay. (Docket No. 202); finds MOOT Ocean Capital’s Motion for Statutory Injunction (Docket No. 169); finds MOOT Ocean Capital’s Motion for Expedited Treatment. (Docket No. 206); and finds MOOT Ocean Capital LLC and Affiliated Defendants’ Motion for Leave to File Reply in Support of Objections (Docket No. 223). The Court ADOPTS the Second R&R at Docket No. 226 and thus finds MOOT Plaintiffs’ Motion to Dismiss or Stay Counterclaim (Docket No. 171).

IT IS SO ORDERED.

In San Juan, Puerto Rico, July 11, 2024.

/s/ Gina R. Méndez-Miró
GINA R. MÉNDEZ-MIRÓ
UNITED STATES DISTRICT JUDGE

Exhibit 3

IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF PUERTO RICO

Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc., et al., Plaintiffs, v. Ocean Capital LLC, et al., Defendants.	Civil No. 22-1101(GMM)
Ocean Capital LLC, Counterclaim Plaintiff, v. Puerto Rico Residents Tax-Free Fund, Inc., Puerto Rico Residents Tax-Free Fund VI, Inc. and Tax-Free Fund for Puerto Rico Residents, Inc., Affected Funds.

FINAL JUDGMENT

Pursuant to the Opinion and Order entered at Docket No. 236, the Court granted Ocean Capital LLC’s Answer and Amended Counterclaims to Plaintiffs’ First Amended Complaint (“Amended Counterclaim”) against Puerto Rico Residents Tax-Free Fund, Inc. (“PRRTFF I”), Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRRTFF VI”) and Tax-Free Fund for Puerto Rico Residents (“TFF”) (collectively, “Affected Funds”). (Docket No. 168). Accordingly, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED as follows:

The Court GRANTS the following relief on Ocean Capital LLC’s Amended Counterclaim:

1.	With respect to Ocean Capital’s First Counterclaim against Puerto Rico Residents Tax-Free Fund, Inc. (“PRRTFF I”) regarding Ocean Capital’s nominees (José R. Izquierdo II and Brent D. Rosenthal) to serve on the board of directors of PRRTFF I at its 2021 Annual Meeting of stockholders, held on March 17, 2022, Messrs. Izquierdo and Rosenthal are to be seated as directors of PRRTFF I.

2.	With respect to Ocean Capital’s Second Counterclaim against Puerto Rico Residents Tax-Free Fund VI, Inc. (“PRRTFF VI”) regarding Ocean Capital’s nominees (José R. Izquierdo II and Brent D. Rosenthal) to serve on the board of directors of PRRTFF VI at its 2021 Annual Meeting of stockholders, held on December 15, 2022, Messrs. Izquierdo and Rosenthal are to be seated as directors of PRRTFF VI.

3.	With respect to Ocean Capital’s Third Counterclaim against Tax Free Fund for Puerto Rico Residents, Inc. (“TFF I”) regarding Ocean Capital’s nominees (José R. Izquierdo II, Brent D. Rosenthal, and Ethan Danial) to serve on the board of directors of TFF I at its 2022 Annual Meeting of stockholders, held on March 9, 2023, Messrs. Izquierdo, Rosenthal and Danial are to be seated as directors of TFF I.

4.	All other relief concerning Ocean Capital’s Amended Counterclaim set forth herein is denied.

5.	There being no other outstanding claims pending before the Court, this case is now closed for statistical purposes.

Civil No. 22-1101(GMM)

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IT IS SO ORDERED.

In San Juan, Puerto Rico, July 12, 2024.

/s/ Gina R. Méndez-Miró
GINA R. MÉNDEZ-MIRÓ
UNITED STATES DISTRICT JUDGE

Exhibit 4